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                                                                    EXHIBIT 3.41

                          WESTLAKE OLEFINS CORPORATION

                                     BY-LAWS

                                   ARTICLE I.

                            Meetings of Stockholders

         Section 1. The annual meeting of stockholders shall be held at such date and time and at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the purposes of electing directors and of transacting such other business as may properly come before the meeting.

         Section 2. Special meetings of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, or the President. Upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary of the Corporation to mail written notice of such meeting to the stockholders as provided in Section 4 of this Article I within five business days after receipt of the request and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

         Section 3. Every annual or special meeting of the stockholders shall be held at such place within or without the State of Delaware as the Board of Directors may designate, or, in the absence of such designation, at the registered office of the Corporation in the State of Delaware.

         Section 4. Written notice of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting, by placing such notice in the mail at least ten days, but not more than sixty days, prior to the day named for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice.

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         Section 5. The Board of Directors may fix a date, not less than ten nor more than sixty days preceding the date of any meeting of stockholders, as a record date for the determination of stockholders entitled to notice of, or to vote at, any such meeting. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.

         Section 6. The notice of every meeting of the stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

         Section 7. Each stockholder shall be entitled, at every meeting of the stockholders, to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

         Section 8. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, as from time to time amended, the presence in person or by proxy of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereat shall constitute a quorum at each meeting of the stockholders and all questions shall be decided by vote of the majority of the shares so represented in person or by proxy at the meeting and entitled to vote thereat. The stockholders present at any duly called meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 9. The holders of a majority of the shares of stock of the Corporation entitled to vote at any meeting, present in person or represented by proxy, whether a quorum is present or not, shall have the power to adjourn the meeting from time to time, without notice other than

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announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any, action may be taken that could have been taken at the meeting originally called; provided, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

         Section 10. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                  ARTICLE II.

                               Board of Directors

         Section 1. The business, affairs and property of the corporation shall be managed by or under the direction of the Board of Directors. The number of directors shall be not less than one nor more than fifteen and shall be as fixed in such manner as may be determined by the vote of not less than a majority of the directors then in office. Each director shall hold office until the annual meeting of stockholders next succeeding his election, and until his successor is duly

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elected and shall qualify, or until his earlier death, resignation or removal. A director need not be a resident of the State of Delaware or a stockholder of the Corporation.


         Section 2. Any vacancy in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board though less than a quorum. Any director elected to fill a vacancy shall hold office until the annual meeting of stockholders next succeeding his election, and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

         Section 3. Any director may resign at any time by written notice to the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Delaware, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings. The tine or place of holding regular meetings of the Board of Directors may be changed by the Chairman of the Board by giving written notice thereof as provided in Section 6 of this Article II.

         Section 5. Special meetings of the Board of Directors shall be held, whenever called by the Chairman of the Board or the President, by a majority of the directors or by resolution adopted by the Board of Directors, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting.

         Section 6. Written notice of the time and place of, and general nature of the business to be transacted at, all special meetings of the Board of Directors, and written notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be

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given to each director either personally or by mail or telegraph at least one day before the day of the meeting; provided, however, that notice of any meeting need not be given to any director if waived by him in writing before or after such meeting, or if he shall be present at such meeting except when the director attends for the express purpose of objecting [at the beginning of the meeting) to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

         Section 7. A majority of the directors in office shall constitute a quorum of the Board of Directors for the transaction of business; but a lesser number may adjourn from day to day until a quorum is present. Except as otherwise provided by law or in these By-Laws, all questions shall be decided by the vote of a majority of the directors present. Directors may participate in any meeting of the directors, and members of any committee of directors may participate in any meeting of such committee, by conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and such participation shall constitute presence in person at any such meeting.

         Section 8. Any action which may be taken at a meeting of the directors or members of any committee of directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors or members of any committee of directors as the case may be and shall be filed with the Secretary of the Corporation. Such writing, which may be in counterparts, shall be manually executed if practicable; provided, however, that if circumstances so require, effect shall be given to written consent transmitted by telegraph, telex, telecopy or similar means of visual data transmission.

         Section 9. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved by resolution of the Board of

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Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors. No provision of these By-Laws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE III.

                             Committees of Directors

         Section 1. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more standing or special committees, including, as they shall so determine, an Executive Committee. The Executive Committee, if one is designated, shall consist of one or more of the directors of the Corporation. Any other committee designated by the Board of Directors shall consist of one or more of the directors of the Corporation. The Executive committee, during intervals between meetings of the Board, shall have and exercise all the powers and authority of the Board of Directors in the management of the business of the corporation, except as otherwise limited by statutes, the Certificate of Incorporation or these By-Laws. Any other committee designated by the Board of Directors shall have and may, except as otherwise limited by statute, the Certificate of Incorporation or these By-Laws, exercise such powers and authority of the Board of Directors in the management of the business of the Corporation as may be provided in the resolution adopted by the Board of Directors designating such committee. The Board of Directors may designate one or more directors as alternate members of any committee. In the absence or on the disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name

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or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 2. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

         Section 3. Members of special or standing committees shall be entitled to receive such compensation for serving on such committees as the Board of Directors shall determine.

                                  ARTICLE IV.

                                    Officers

         Section 1. The officers of the Corporation shall consist of a Chairman of the Board, President, Secretary, Treasurer and such Executive, Senior or other Vice Presidents and other officers as may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person. All officers shall hold office until their successors are elected or appointed, except that the Board of Directors may remove any officer at any time at its discretion.

         Section 2. The officers of the Corporation shall have such powers and duties as generally pertain to their offices, except as diminished or enlarged from time to time by action of the Board of Directors. The Chairman of the Board, or, in his absence, the President shall preside at all meetings of the Board and of the stockholders, and in their absence a presiding officer shall be appointed by action of a majority of the directors or stockholders, as the case may be.

                                   ARTICLE V.

                                      Seal

         The seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

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                                   ARTICLE VI.

                              Certificates of Stock

         The shares of stock of the Corporation shall be represented by certificates of stock, signed by the Chairman of the Board, the President or such Vice President or other officer designated by the Board of Directors, countersigned by the Treasurer or the Secretary or any Assistant Secretary and if such certificates of stock are signed or countersigned by a transfer agent other than the Corporation, or by a registrar other than the Corporation, such signature of the President, Vice President, or other officer, such countersignature of the Treasurer or Secretary, and the seal, or any of them, may be executed in facsimile, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue. The certificates of stock shall be in such form as the Board of Directors may from time to time prescribe.

                                  ARTICLE VII.

                                   Amendments

         These By-Laws may be altered, added to or repealed by the stockholders at any annual or special meeting, by at least a majority of the votes that all stockholders are entitled to cast, and the power to make, alter or repeal these By-Laws is also vested in the Board of Directors, acting by a majority vote of the members of the Board of Directors in office (subject always to the power of the stockholders to change such action).

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